Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated August 14, 2024 with respect to the financial statements of Portage Biotech, Inc. for the years ended March 31, 2024 and 2023 and for each of the three years in the period ended March 31, 2024 included in the Annual Report on Form 20-F. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Marcum llp

Marcum llp

New York, NY

May 12, 2025